Exhibit 99.1
REALNETWORKS ANNOUNCES FIRST QUARTER 2020 FINANCIAL RESULTS

SEATTLE — May 6, 2020 -

RealNetworks, Inc. (Nasdaq: RNWK), a leader in digital media software and services, today announced its financial results for the first quarter ended March 31, 2020.

•Generated consolidated revenue of $43.1 million
•Games revenue up 16% year-over-year driven by success of free-to-play strategy
•Pivoting SAFR strategy to focus on the intersection of public health and public safety
•CEO Rob Glaser invested $10.0 million into the Company
•Judd Lee Named Senior Vice President, Chief Financial Officer and Treasurer

Management Commentary
“The new decade is off to a completely unexpected start, as everyone knows. We mourn the loss of a quarter of a million people around the world due to COVID-19. We’re also very mindful that, for most of the world, including our home country, the pandemic continues to be massively disruptive to our daily lives,” said Rob Glaser, Chairman and CEO of RealNetworks.
Mr. Glaser continued, “In that context, at RealNetworks, we have four primary areas of focus:
(1)The safety and well-being of our employees and their families, our customers, and our communities;
(2)Running Real in a fundamentally different way than we have run the company before;
(3)Operating with mission, focus, and excellence; and
(4)Finding new ways for us to contribute with our products and services to the new challenges the world is facing.”
“I’m very impressed by how well our team is responding to these challenges with purpose, focus, clarity, and creativity. Our first quarter financial performance reflects this, especially in the third month of the quarter. I am grateful to our team members for their excellent work, and am hopeful that the impact of the team’s great work will become even more significant and impactful in the weeks and months ahead,” concluded Mr. Glaser.
First Quarter 2020 Financial Highlights
•Revenue was $43.1 million (inclusive of $26.3 million from Napster) compared to $43.4 million (inclusive of $26.1 million from Napster) in the prior quarter and $39.51 million (inclusive of $24.3 million from Napster) in the prior year period.
•Games revenue was $6.6 million, consistent with the prior quarter and up 16% compared to $5.7 million in the prior year period.
•Gross profit margin was 44%, up from 43% in the prior quarter and 37% in the prior year period.
•Operating expenses decreased $0.5 million, or 2%, from the prior quarter and decreased $1.4 million, or 6%, from the prior year period.
•Net loss attributable to RealNetworks was $(4.6) million, or $(0.12) per diluted share, compared to a net loss of $(6.4) million, or $(0.17) per diluted share, in the prior quarter and net income of $1.5 million, or $0.04 per diluted share, in the prior year period. Net income in the first quarter of 2019 included a $12.3 million gain from the acquisition of Napster.
•Adjusted EBITDA was a loss of $(3.3) million compared to a loss of $(2.7) million in the prior quarter and a loss of $(7.9) million in the prior year period.
•At March 31, 2020, the Company had $19.0 million in unrestricted cash and cash equivalents compared to $16.8 million at December 31, 2019.

1The first quarter of 2019 included a partial quarter of revenue from Napster following the acquisition by RealNetworks on January 18, 2019 of an additional 42% interest in Napster.
Corporate Developments
•On February 10, 2020, the Company entered into a purchase agreement with Rob Glaser, RealNetworks’ Founder, Chairman of the Board, Chief Executive Officer, and largest shareholder by which Mr. Glaser acquired approximately 8 million shares of RealNetworks Series B Preferred Stock, for aggregate gross proceeds to RealNetworks of approximately $10.0 million.
•As planned, on April 2020, Judd Lee succeeded Michael Ensing as Senior Vice President, Chief Financial Officer and Treasurer. Mr. Lee has served as Chief Financial Officer and in senior leadership roles for technology companies and investment firms for over two decades and brings to RealNetworks an extensive background in financial management, strategic planning, and operational accounting and finance.
•On April 24, 2020, RealNetworks received $2.9 million in funding pursuant to the Paycheck Protection Program (“PPP”) established as part of the Coronavirus Aid, Relief, and Economic Security (or CARES) Act. RealNetworks intends to use the proceeds from the loan to cover payroll costs, rent and utilities, in accordance with program guidelines. In early May 2020, Napster expects to receive $1.7 million pursuant to the program.
•RealNetworks received a notification from The Nasdaq Stock Market that as of April 23, 2020, the company no longer meets Nasdaq's minimum bid price requirement. Amid the extreme market uncertainty, Nasdaq recently implemented a grace period through June 30, 2020 for compliance with its bid price rule, allowing companies to focus on managing their businesses through the challenges caused by the COVID-19 pandemic. RealNetworks has until December 28, 2020 to regain compliance with the minimum bid price requirement and expects to take action well before then to bring the company back into compliance.
Business Outlook
Given the ongoing uncertainty surrounding the global economy and the future impact of COVID-19, RealNetworks is not providing guidance for the second quarter ending June 30, 2020.
Conference Call and Webcast Information
RealNetworks will host a conference call today to review its results and discuss its performance at approximately 4:30 p.m. ET / 1:30 p.m. PT. Participants may join the conference call by dialing 1-877-451-6152 (United States) or 1-201-389-0879 (International). A telephonic replay of the call will also be available shortly after the completion of the call, until 11:59 pm ET on Wednesday, May 27, 2020, by dialing 1-844-512-2921 (United States) or 1-412-317-6671 (International) and entering the replay pin number: 13701794.
A live webcast will be available on RealNetworks’ Investor Relations site under the Events & Presentations section at http://investor.realnetworks.com and will be archived online upon completion of the conference call.

About RealNetworks
Building on a legacy of digital media expertise and innovation, RealNetworks has created a new generation of products that employ best-in-class artificial intelligence and machine learning to enhance and secure our daily lives. SAFR (www.safr.com) is the world’s premier facial recognition platform for live video. Leading in real-world performance and accuracy as evidenced in testing by NIST, SAFR enables new applications for security, convenience, and analytics. Kontxt (www.kontxt.com) is the foremost platform for categorizing A2P messages to help mobile carriers build customer loyalty and drive new revenue through text message classification and antispam. For information about our other products, visit www.realnetworks.com.

About Non-GAAP Financial Measures
To supplement RealNetworks' consolidated financial information presented in accordance with GAAP in this press release, the company also discloses certain non-GAAP financial measures, including adjusted EBITDA and contribution margin by reportable segment, which management believes provide investors with useful information.
In the financial tables of our earnings press release, RealNetworks has included reconciliations of GAAP net income (loss) including noncontrolling interests to adjusted EBITDA and operating income (loss) by reportable segment to contribution margin by reportable segment.
The rationale for management's use of non-GAAP measures is included in the supplementary materials presented with the quarterly earnings materials. Please refer to Exhibit 99.2 (“Information Regarding Non-GAAP Financial Measures”) to the company's report on Form 8-K, which is being submitted today to the SEC.

Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties, including statements relating to our current expectations regarding our future growth, profitability, and market position, our financial condition and liquidity, our strategic focus and initiatives, product plans, agreements with partners, use of loan proceeds, our ability to regain compliance with Nasdaq listing standards, and the growth and future prospects relating to our Napster segment. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements. These statements reflect our expectations as of today, and actual results may differ materially from the results predicted. Factors that could cause actual results for RealNetworks, on a consolidated basis, to differ from the results predicted include: our ability to realize operating efficiencies, growth and other benefits from the implementation of our growth initiatives and restructuring efforts; cash usage and conservation, and the pursuit of additional funding sources; successful monetization of our products and services; competitive risks, including the emergence or growth of competing technologies, products and services; potential outcomes and effects of claims and legal proceedings; risks associated with key customer or strategic relationships and business acquisitions; challenges caused by the COVID-19 pandemic; disruptions in the global financial markets, including changes in consumer spending and impacts to credit availability; fluctuations in foreign currencies; and unique risk factors that relate to our Napster segment, such as risks stemming from its streaming music service and related music royalties. More information about potential risk factors that could affect our business and financial results is included in RealNetworks' annual report on Form 10-K for the most recent year ended December 31, 2019, its quarterly reports on Form 10-Q and in other reports and documents filed by RealNetworks from time to time with the Securities and Exchange Commission. The preparation of our financial statements and forward-looking financial guidance requires us to make estimates and assumptions that affect the reported amount of assets and liabilities, and revenues and expenses during the reported period. Actual results may differ materially from these estimates under different assumptions or conditions. RealNetworks assumes no obligation to update any forward-looking statements or information, which are in effect as of their respective dates.

For More Information:
Investor Relations for RealNetworks
Kimberly Orlando, Addo Investor Relations
310-829-5400
IR@realnetworks.com
RNWK-F

RealNetworks, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

	Quarter Ended March 31,

	2020	2019

	(in thousands, except per share data)

Net revenue	$43,145	$39,472
Cost of revenue	24,176	24,870
Gross profit	18,969	14,602

Operating expenses:
Research and development	8,618	8.833
Sales and marketing	8,117	8,142
General and administrative	7,113	8,364
Restructuring and other charges	209	167

Total operating expenses	24,057	25,506

Operating loss	(5,088)	(10,904)

Other income (expenses):
Interest expense	(262)	(166)
Interest income	5	77
Gain (loss) on equity investment, net	—	12,338
Other income (expenses), net	795	127

Total other income (expenses), net	538	12,376

Income (loss) before income taxes	(4,550)	1,472
Income tax expense	139	258

Net income (loss) including noncontrolling interests	(4,689)	1,214
Net income (loss) attributable to noncontrolling interests	(47)	(319)
Net income (loss) attributable to RealNetworks	$(4,642)	$1,533

Net income (loss) per share attributable to RealNetworks- Basic:	$(0.12)	$0.04
Net income (loss) per share attributable to RealNetworks- Diluted:	$(0.12)	$0.04

Shares used to compute basic net income (loss) per share	38,229	37,820
Shares used to compute diluted net income (loss) per share	38,229	37,912

RealNetworks, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

	March 31, 2020	December 31, 2019
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$19,046	$16,805
Trade accounts receivable, net	26,991	29,507
Deferred costs, current portion	865	823
Prepaid expenses and other current assets	8,873	7,445
Total current assets	55,775	54,580

Equipment and software	30,419	32,167
Leasehold improvements	2,903	3,311
Total equipment, software, and leasehold improvements	33,322	35,478
Less accumulated depreciation and amortization	30,801	32,657
Net equipment, software, and leasehold improvements	2,521	2,821

Operating lease assets	10,961	11,592
Restricted cash equivalents	5,374	5,374
Other assets	1,150	1,891
Deferred costs, non-current portion	1,156	1,021
Deferred tax assets, net	752	761
Other intangible assets, net	18,016	19,286
Goodwill	62,202	62,428

Total assets	$157,907	$159,754

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$4,996	$4,927
Accrued royalties, fulfillment and other current liabilities	77,127	77,303
Deferred revenue, current portion	6,437	6,620
Notes payable	4,797	7,331
Total current liabilities	93,357	96,181

Deferred revenue, non-current portion	287	96
Deferred tax liabilities, net	1,116	1,172
Long-term lease liabilities	7,770	8,466
Long-term debt	3,900	3,900
Other long-term liabilities	8,420	11,666

Total liabilities	114,850	121,481

Total shareholders' equity	43,606	38,775

Noncontrolling interests	(549)	(502)

Total equity	43,057	38,273

Total liabilities and equity	$157,907	$159,754

RealNetworks, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended March 31,
	2020	2019

	(in thousands)

Cash flows from operating activities:
Net income (loss) including noncontrolling interests	$(4,689)	$1,214
Adjustments to reconcile net income (loss) including noncontrolling interests to net cash used in operating activities:
Depreciation and amortization	1,436	1,482
Stock-based compensation	380	1,384
(Gain) loss on equity investment, net	—	(12,338)
Foreign currency (gain) loss	(767)	(151)
Fair value adjustments to contingent consideration liability	(300)	—
Net change in certain operating assets and liabilities	(684)	(910)
Net cash used in operating activities	(4,624)	(9,319)
Cash flows from investing activities:
Purchases of equipment, software, and leasehold improvements	(94)	(482)
Proceeds from sales and maturities of short-term investments	—	24
Acquisition, net of cash acquired	—	12,260

Net cash (used in) provided by investing activities	(94)	11,802

Cash flows from financing activities:
Proceeds from issuance of preferred stock	10,000	—
Tax payments from shares withheld upon vesting of restricted stock	—	(271)
Proceeds from notes payable and revolving credit facility	8,768	9,733
Repayments of notes payable and revolving credit facility	(11,172)	(8,437)
Other financing activities	—	450
Net cash provided by financing activities	7,596	1,475
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(637)	(207)
Net increase in cash, cash equivalents and restricted cash	2,241	3,751
Cash, cash equivalents and restricted cash, beginning of period	22,179	37,191
Cash, cash equivalents and restricted cash, end of period	$24,420	$40,942

RealNetworks, Inc. and Subsidiaries
Supplemental Financial Information
(Unaudited)

	2020	2019
	Q1	Q4	Q3	Q2	Q1
	(in thousands)
Net Revenue by Segment
Consumer Media (A)	$3,495	$4,432	$3,632	$2,620	$2,486
Mobile Services (B)	6,690	6,312	6,895	6,997	6,939
Games (C)	6,637	6,567	7,164	6,048	5,710
Napster (D)	26,323	26,089	27,302	28,583	24,337
Total net revenue	$43,145	$43,400	$44,993	$44,248	$39,472

Net Revenue by Product
Consumer Media
- Software License (E)	$2,020	$2,856	$1,987	$944	$735
- Subscription Services (F)	929	992	1,028	1,040	1,088
- Product Sales (G)	222	193	207	206	219
- Advertising & Other (H)	324	391	410	430	444

Mobile Services
- Software License (I)	831	657	888	957	599
- Subscription Services (J)	5,859	5,655	6,007	6,040	6,340

Games
- Subscription Services (K)	2,770	3,007	3,056	3,073	2,985
- Product Sales (L)	2,978	2,580	3,078	2,177	1,988
- Advertising & Other (M)	889	980	1,030	798	737

Napster
- Subscription Services (N)	26,323	26,089	27,302	28,583	24,337

Total net revenue	$43,145	$43,400	$44,993	$44,248	$39,472

Net Revenue by Geography
United States	$22,420	$21,053	$22,015	$21,322	$18,970
Rest of world	20,725	22,347	22,978	22,926	20,502
Total net revenue	$43,145	$43,400	$44,993	$44,248	$39,472

Net Revenue by Segment
(A) The Consumer Media segment primarily includes revenue from the licensing of our portfolio of video codec technologies. Also included is RealPlayer and related products, such as the distribution of third-party software products, advertising on RealPlayer websites, sales of RealPlayer Plus software to consumers, and consumer subscriptions such as RealPlayer Plus and SuperPass.
(B) The Mobile Services segment primarily includes revenue from SaaS services and sales of professional services provided to mobile carriers.
(C) The Games segment primarily includes revenue from sales of mobile and PC games, online games subscription services, player purchases of in-game virtual goods, and advertising on games sites and social network sites.
(D) The Napster segment primarily includes revenue from subscription music offerings from on-demand streaming services and conditional downloads. Napster revenues are included in our consolidated results from the January 18, 2019 acquisition date forward.
Net Revenue by Product
(E) Software licensing revenue within Consumer Media includes revenues from licenses of our video codec technologies.
(F) Subscriptions revenue within Consumer Media includes revenue from subscriptions such as our RealPlayer Plus and SuperPass offerings.
(G) Product sales within Consumer Media includes sales of RealPlayer Plus software to consumers.
(H) Advertising & other revenue within Consumer Media includes distribution of third-party software products and advertising on RealPlayer websites.
(I) Software license revenue within Mobile Services includes revenue from our integrated RealTimes platform and our facial recognition platform, SAFR.
(J) Subscription services revenue within Mobile Services includes revenue from ringback tones and our messaging platform services, as well as from related professional services provided to mobile carriers.
(K) Subscription services revenue within Games includes revenue from online games subscriptions.
(L) Product sales revenue within Games includes revenue from retail and wholesale games-related revenue, sales of mobile games, and player purchases of in-game virtual goods.
(M) Advertising & other revenue within Games includes advertising on games sites and social network sites.
(N) Subscription services revenue within Napster includes music tracks by way of on-demand streaming and conditional downloads offered directly to end consumers and distribution partners.

RealNetworks, Inc. and Subsidiaries
Segment Results of Operations and Reconciliation to non-GAAP Contribution Margin
(Unaudited)

	2020	2019
	Q1	Q4	Q1
	(in thousands)
Consumer Media

Net revenue	$3,495	$4,432	$2,486
Cost of revenue	611	690	833
Gross profit	2,884	3,742	1,653

Gross margin	83%	84%	66%

Operating expenses	2,458	2,498	3,119
Operating income (loss), a GAAP measure	$426	$1,244	$(1,466)
Depreciation and amortization	13	34	54

Contribution margin, a non-GAAP measure	$439	$1,278	$(1,412)

Mobile Services

Net revenue	$6,690	$6,312	$6,939
Cost of revenue	1,696	1,866	2,048
Gross profit	4,994	4,446	4,891

Gross margin	75%	70%	70%

Operating expenses	7,588	7,198	7,561
Operating income (loss), a GAAP measure	$(2,594)	$(2,752)	$(2,670)
Depreciation and amortization	98	100	231

Contribution margin, a non-GAAP measure	$(2,496)	$(2,652)	$(2,439)

Games

Net revenue	$6,637	$6,567	$5,710
Cost of revenue	1,794	1,716	1,670
Gross profit	4,843	4,851	4,040

Gross margin	73%	74%	71%

Operating expenses	4,923	4,744	5,037
Operating income (loss), a GAAP measure	$(80)	$107	$(997)
Acquisitions related intangible asset amortization	—	—	23
Depreciation and amortization	138	85	83

Contribution margin, a non-GAAP measure	$58	$192	$(891)

Napster

Net revenue	$26,323	$26,089	$24,337
Cost of revenue	20,072	20,493	20,396
Gross profit	6,251	5,596	3,941

Gross margin	24%	21%	16%

Operating expenses	6,461	7,147	5,532
Operating income (loss), a GAAP measure	$(210)	$(1,551)	$(1,591)
Acquisitions related intangible asset amortization	1,125	1,126	943
Depreciation and amortization	32	60	115
Restructuring and other charges	122	544	—

Contribution margin, a non-GAAP measure	$1,069	$179	$(533)

Corporate

Cost of revenue	$3	$(68)	$(77)
Gross profit	(3)	68	77

Gross margin	N/A	N/A	N/A

Operating expenses	2,627	2,999	4,257
Operating income (loss), a GAAP measure	$(2,630)	$(2,931)	$(4,180)
Other income (expense), net	795	(431)	127
Foreign currency (gain) loss	(767)	494	(151)
Depreciation and amortization	30	32	33
Fair value adjustments to contingent consideration liability	(300)	300	—
Restructuring and other charges	87	367	167
Stock-based compensation	380	461	1,384

Contribution margin, a non-GAAP measure	$(2,405)	$(1,708)	$(2,620)

RealNetworks, Inc. and Subsidiaries
Reconciliation of Net income (loss) including noncontrolling interests to adjusted EBITDA, a non-GAAP measure
(Unaudited)

	2020	2019
	Q1	Q4	Q1

Reconciliation of GAAP Net income (loss) including noncontrolling interests to adjusted EBITDA:

Net income (loss) including noncontrolling interests	$(4,689)	$(6,763)	$1,214
Income tax expense (benefit)	139	256	258
Interest expense	262	207	166
Interest income	(5)	(14)	(77)
(Gain) loss on equity investment, net	—	—	(12,338)
Foreign currency (gain) loss	(767)	494	(151)
Acquisitions related intangible asset amortization	1,125	1,126	966
Depreciation and amortization	311	311	516
Fair value adjustments to contingent consideration liability	(300)	300	—
Restructuring and other charges	209	911	167
Stock-based compensation	380	461	1,384
Adjusted EBITDA, a non-GAAP measure	$(3,335)	$(2,711)	$(7,895)